UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 4, 2018

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10948	59-2663954
(State or other jurisdiction of incorporation or organization)	Commission File number	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida		33496
(Address of principal executive offices)		(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2018, Office Depot, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). As of the record date, there were 555,841,828 shares of common stock entitled to one vote per share. Results of votes with respect to proposals submitted at the Annual Meeting are as follows:

1.	To elect eight (8) members of the Company’s board of directors to serve until the next annual meeting, until their successors have been elected and qualified, or until their resignation or removal. Our shareholders voted to elect all eight (8) members to serve as directors. Votes recorded, by nominee, were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Gerry P. Smith	453,292,359	17,055,601	1,174,400	51,231,534
Kristin A. Campbell	420,214,623	49,976,830	1,330,907	51,231,534
Cynthia T. Jamison	416,717,453	53,488,811	1,316,096	51,231,534
V. James Marino	418,520,776	51,656,954	1,344,630	51,231,534
Francesca Ruiz de Luzuriaga	418,634,212	51,543,845	1,344,303	51,231,534
David M. Szymanski	451,657,269	18,509,086	1,356,005	51,231,534
Nigel Travis	418,640,135	51,576,589	1,305,636	51,231,534
Joseph S. Vassalluzzo	451,671,842	18,552,365	1,298,153	51,231,534

2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year. The Company’s shareholders voted to approve this proposal with 514,535,230 votes for and 6,591,270 votes against. There were 1,627,394 abstentions.

3.	To hold an advisory vote on the compensation of the Company’s named executive officers. The Company’s shareholders voted to approve this proposal with 395,633,798 votes for and 74,083,991 votes against. There were 1,804,571 abstentions and 51,231,534 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: May 4, 2018

	By:	/s/ N. DAVID BLEISCH
N. David Bleisch
Executive Vice President, Chief Legal Officer & Corporate Secretary